Exhibit 99.1
NEWS RELEASE FOR IMMEDIATE DISTRIBUTION

FRANKLIN ELECTRIC REPORTS THIRD QUARTER 2025 RESULTS

Third Quarter 2025 Highlights
•Consolidated net sales of $581.7 million, an increase of 9% to the prior year
•Net sales increased across all three segments; 11% in Water Systems, 15% in Energy Systems, and 3% in Distribution
•Operating income was $85.1 million, an increase of 16% to the prior year, with operating margin of 14.6%
•The company terminated its US Pension Plan for a pre-tax settlement charge of $55.3 million ($41.7 million net of tax) and an EPS impact of approximately $0.93 per share net of tax
•GAAP fully diluted earnings per share (EPS) was $0.37

Fort Wayne, IN – October 28, 2025 – Franklin Electric Co., Inc. today announced its third quarter financial results for fiscal year 2025.

Third quarter 2025 net sales were $581.7 million compared to third quarter 2024 net sales of $531.4 million. Third quarter 2025 operating income was $85.1 million, compared to third quarter 2024 operating income of $73.5 million. Third quarter 2025 diluted EPS was $0.37, compared to third quarter 2024 EPS of $1.17. Third quarter 2025 adjusted diluted EPS was $1.30, up $0.13 or 11 percent, compared to third quarter 2024.

“Our team’s consistent execution drove third quarter results in line with our expectations, reflecting solid growth across the business. Operating performance was supported by both higher volumes and effective pricing initiatives. In addition, we continue to make progress on our strategic initiatives, including the expansion of our global manufacturing footprint in several key markets, which positions us well to more efficiently serve our customers and capture new growth opportunities,” commented Joe Ruzynski, Franklin Electric’s CEO.

“While we continue to watch the macroeconomic environment closely, order activity remains healthy, giving us confidence in our outlook. As we close out the year, we remain focused on executing pricing discipline and cost control, while maintaining a balanced capital allocation approach to drive value for our shareholders,” concluded Mr. Ruzynski.

Segment Summaries

Water Systems net sales were $336.6 million in the third quarter, an increase of $34.4 million or 11 percent compared to the third quarter of 2024. Results were driven by the incremental sales impact of recent acquisitions, as well as organic volume and price realization. Water Systems operating income in the third quarter of 2025 was $60.2 million. Third quarter 2024 Water Systems operating income was $52.8 million.

Distribution net sales were $197.3 million, an increase of $6.5 million or 3 percent compared to the third quarter of 2024. Sales increases were driven by higher volumes and price realization. The Distribution segment operating income in the third quarter 2025 was $16.3 million. Third quarter 2024 Distribution operating income was $12.2 million.

Energy Systems net sales were $80.0 million in the third quarter 2025, an increase of $10.3 million or 15 percent compared to the third quarter 2024. Sales increases were driven by higher volumes and price realization. Energy Systems operating income in the third quarter of 2025 was $25.4 million. Third quarter 2024 Energy Systems operating income was $24.1 million.

Cash Flow

Net cash flows from operating activities through the nine months of 2025 were $134.7 million versus $151.1 million in the same period in 2024.

2025 Guidance

The Company is maintaining the midpoint of its guidance for full year 2025 sales to be in the range of $2.09 billion to $2.15 billion and full year 2025 EPS to be in the range of $4.00 to $4.20 without the impact of the pension termination.

Earnings Conference Call

A conference call to review earnings and other developments in the business will commence at 9:00 am ET. The third quarter 2025 earnings call will be available via a live webcast. The webcast will be available in a listen only mode by going to:

https://edge.media-server.com/mmc/p/apav9spr

For those interested in participating in the question-and-answer portion of the call, please register for the call at the link below.

https://register-conf.media-server.com/register/BIf59e8648a1fd4ca6975c13e36b5bb68a

All registrants will receive dial-in information and a PIN allowing them to access the live call. It is recommended that you join 10 minutes prior to the event start (although you may register and dial in at any time during the call).

A replay of the conference call will be available from Tuesday, October 28, 2025, through 9:00 am ET on Tuesday, November 4, 2025, by visiting the listen-only webcast link above.

Forward Looking Statements

"Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including those relating to market conditions or the Company’s financial results, costs, expenses or expense reductions, profit margins, inventory levels, foreign currency translation rates, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, weather conditions, new housing starts, market demand, competitive factors, changes in distribution channels, supply constraints, effect of price increases, raw material costs, technology factors, integration of acquisitions, litigation, government and regulatory actions, changes in tariffs or the impact of any such changes on the Company’s financial results, the Company’s accounting policies, future trends, epidemics and pandemics, and other risks which are detailed in the Company’s Securities and Exchange Commission filings, included in Item 1A of Part I of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2024, Exhibit 99.1 attached thereto and in Item 1A of Part II of the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements.

Note Regarding Non-GAAP Financial Measures

The company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). Management believes that the non-GAAP financial measure Adjusted Diluted EPS provides additional meaningful information regarding the company’s performance and financial strength. Non-GAAP financial measures should be viewed in addition to and not as an alternative for the company’s reported results prepared in accordance with GAAP. In addition, not all companies use identical calculations for Adjusted Diluted EPS; therefore, Adjusted Diluted EPS included in this release may not be comparable to similarly titled measures of other companies.

About Franklin Electric

Franklin Electric is a global leader in the production and marketing of systems and components for the movement of water and energy. Recognized as a technical leader in its products and services, Franklin Electric serves customers around the world in residential, commercial, agricultural, industrial, municipal, and fueling applications. Franklin Electric is proud to be named in Newsweek’s lists of America’s Most Responsible Companies and Most Trustworthy Companies for 2024 and America’s Climate Leaders 2024 by USA Today.

Franklin Electric Contact:
Jennifer Wolfenbarger
Franklin Electric Co., Inc.
InvestorRelations@fele.com

FRANKLIN ELECTRIC CO., INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

(In thousands, except per share amounts)
	Third Quarter Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024

Net sales	$581,714	$531,438	$1,624,395	$1,535,596

Cost of sales	373,010	341,775	1,039,962	982,556

Gross profit	208,704	189,663	584,433	553,040

Selling, general, and administrative expenses	123,474	115,998	366,638	352,290

Restructuring expense	112	139	435	139

Operating income	85,118	73,526	217,360	200,611

Interest expense	(3,496)	(1,556)	(8,100)	(4,980)
Other income (expense), net	(165)	(181)	514	709
Foreign exchange income (expense), net	(2,673)	88	(8,514)	(5,228)
Pension settlement loss	(55,251)	—	(55,251)	—

Income before income taxes	23,533	71,877	146,009	191,112

Income tax expense	6,329	16,983	36,868	43,795

Net income	$17,204	$54,894	$109,141	$147,317

Less: Net income attributable to noncontrolling interests	(466)	(298)	(1,301)	(663)

Net income attributable to Franklin Electric Co., Inc.	$16,738	$54,596	$107,840	$146,654

Earnings per share:
Basic	$0.37	$1.19	$2.38	$3.18
Diluted	$0.37	$1.17	$2.35	$3.14

FRANKLIN ELECTRIC CO., INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)
	September 30, 2025	December 31, 2024
ASSETS

Cash and cash equivalents	$102,927	$220,540
Receivables (net)	291,178	226,826
Inventories	569,180	483,875
Other current assets	53,470	32,950
Total current assets	1,016,755	964,191

Property, plant, and equipment, net	245,315	223,566
Lease right-of-use assets, net	66,891	62,637
Goodwill and other assets	668,415	570,212
Total assets	$1,997,376	$1,820,606

LIABILITIES AND EQUITY

Accounts payable	$185,775	$157,046
Accrued expenses and other current liabilities	126,164	139,989
Current lease liability	19,781	18,878
Current maturities of long-term debt and short-term borrowings	69,074	117,814
Total current liabilities	400,794	433,727

Long-term debt	135,230	11,622
Long-term lease liability	46,632	43,304
Deferred income taxes	32,425	10,193
Employee benefit plans	31,672	29,808
Other long-term liabilities	27,577	22,118

Redeemable noncontrolling interest	1,644	1,224

Total equity	1,321,402	1,268,610
Total liabilities and equity	$1,997,376	$1,820,606

FRANKLIN ELECTRIC CO., INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Nine Months Ended
(In thousands)
	September 30, 2025	September 30, 2024
Cash flows from operating activities:
Net income	$109,141	$147,317
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	46,258	41,825
Pension settlement loss, net of tax	41,693	—
Non-cash lease expense	16,279	15,223
Share-based compensation	10,341	10,127
Other	4,188	5,178
Changes in assets and liabilities:
Receivables	(34,660)	(51,440)
Inventory	(45,036)	(18,760)
Accounts payable and accrued expenses	873	17,218
Operating leases	(16,300)	(15,700)
Income taxes-U.S. Tax Cuts and Jobs Act	(4,837)	(3,870)
Other	6,747	3,968

Net cash flows from operating activities	134,687	151,086

Cash flows from investing activities:
Additions to property, plant, and equipment	(29,820)	(28,897)
Proceeds from sale of property, plant, and equipment	2,578	704
Acquisitions and investments	(109,948)	(1,151)
Other investing activities	73	37

Net cash flows from investing activities	(137,117)	(29,307)

Cash flows from financing activities:
Net change in debt	55,721	(12,477)
Payment of debt issuance costs	(974)	—
Proceeds from issuance of common stock	3,991	5,269
Purchases of common stock	(129,415)	(56,989)
Dividends paid	(37,184)	(35,442)
Deferred payments for acquisitions	(4,300)	(348)

Net cash flows from financing activities	(112,161)	(99,987)

Effect of exchange rate changes on cash and cash equivalents	(3,022)	(482)
Net change in cash and cash equivalents	(117,613)	21,310
Cash and cash equivalents at beginning of period	220,540	84,963
Cash and cash equivalents at end of period	$102,927	$106,273

Key Performance Indicators: Net Sales Summary

	Net Sales
(in millions)	United States & Canada	Latin America	Europe, Middle East & Africa	Asia Pacific	Total Water	Energy	Distribution	Other/Elims	Consolidated
Q3 2024	$183.6	$43.5	$53.4	$21.7	$302.2	$69.7	$190.8	$(31.3)	$531.4
Q3 2025	$200.6	$55.4	$57.5	$23.1	$336.6	$80.0	$197.3	$(32.2)	$581.7
Change	$17.0	$11.9	$4.1	$1.4	$34.4	$10.3	$6.5	$(0.9)	$50.3
% Change	9%	27%	8%	6%	11%	15%	3%		9%

Foreign currency translation, net*	$(0.1)	$0.7	$0.7	$(0.4)	$0.9	$0.1	$—		$1.0
% Change	—%	2%	1%	(2)%	—%	—%	—%		—%

Acquisitions	$0.9	$12.3	$—	$3.0	$16.2	$—	$—		$16.2
% Change	—%	28%	—%	14%	5%	—%	—%		3%

Volume/Price	$16.2	$(1.1)	$3.4	$(1.2)	$17.3	$10.2	$6.5	$(0.9)	$33.1
% Change	9%	(3)%	6%	(6)%	6%	15%	3%	3%	6%

*The Company has presented local currency price increases used to offset currency devaluation in the Argentina and Turkey hyperinflationary economies within the foreign currency translation, net row above.

Key Performance Indicators: Operating Income and Margin Summary

Operating Income and Margins
(in millions)	For the Third Quarter 2025
	Water	Energy	Distribution	Other/Elims	Consolidated
Operating Income/(Loss)	$60.2	$25.4	$16.3	$(16.8)	$85.1
% Operating Income To Net Sales	17.9%	31.8%	8.3%		14.6%

Operating Income and Margins
(in millions)	For the Third Quarter 2024
	Water	Energy	Distribution	Other/Elims	Consolidated
Operating Income/(Loss)	$52.8	$24.1	$12.2	$(15.6)	$73.5
% Operating Income To Net Sales	17.5%	34.6%	6.4%		13.8%

	For the Third Quarter			For the first nine months
	2025	2024	Change	2025	2024	Change
Diluted Earnings per Share "EPS" (as reported - US GAAP)	$0.37	$1.17	(68)%	$2.35	$3.14	(25)%
Pension Settlement Loss	$0.93	$—		$0.93	$—
Adjusted Diluted EPS (non-GAAP)	$1.30	$1.17	11%	$3.28	$3.14	4%